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                                                                     Exhibit 99

                   WINTHROP PARTNERS 80 LIMITED PARTNERSHIP

                                 JUNE 30, 1996

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended June 30, 1996:

     Net (Loss)                                                    $ (309,000)
     Add:    Depreciation and amortization charges to income not
             affecting cash available for distribution                 17,000
             Provision for impairment of value                        600,000
             Minimum lease payments received, net of interest
             income earned, on leases accounted for under the
             financing method                                          85,000
             Prepaid rent                                               1,000
                                                                   ----------
             Cash Available for Distribution                       $  394,000
                                                                   ==========
             Distributions allocated to General Partners           $   32,000
                                                                   ==========
             Distributions allocated to Limited Partners           $  362,000
                                                                   ==========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1996:

   Entity Receiving                      Form of
     Compensation                      Compensation                   Amount
   ----------------             --------------------------            ------
   Winthrop
   Management                   Property Management Fees              $ 6,000

   General Partners             Interest in Cash Available
                                for Distribution                      $32,000

   WFC Realty Co., Inc.
   (Initial Limited Partner)    Interest in Cash Available
                                for Distribution                      $ 2,000

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